UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2011

FIRST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	000-16759	35-1546989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Financial Plaza Terre Haute, Indiana 47807

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (812) 238-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed to amend and supersede the Form 8-K filed by First Financial Corporation (“First Financial”) on January 6, 2012 relating to the announcement of the completion of its acquisition of Freestar Bank (the “Acquisition”). First Financial has concluded that the Acquisition was not a significant acquisition requiring disclosure under Item 2.01 and is filing this Form 8-K/A for the purpose of correcting the Item number under which the Report is filed from Item 2.01 to Item 8.01 and making a corresponding amendment to Item 9.01.

Item 8.01.	Other Events.

On December 30, 2011, First Financial Corporation, an Indiana corporation (“First Financial”), completed its previously announced acquisition of Freestar Bank, National Association (“Freestar Bank”), pursuant to a Purchase and Assumption Agreement dated October 10, 2011 (the “Purchase Agreement”) by and between First Financial and PNB Holding Co, an Illinois corporation and sole shareholder of Freestar Bank (“PNB”). In connection with the Acquisition, First Financial paid PNB cash in the amount of $47 million and assumed certain liabilities of PNB in the aggregate amount of approximately $8.2 million. Immediately following the completion of the Acquisition on December 30, 2011, Freestar Bank was merged with and into First Financial Bank.

A copy of the First Financial press release dated January 6, 2012 announcing the completion of the Acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

99.1	Press Release of First Financial Corporation dated January 6, 2012 (incorporated by reference to the Form 8-K filed by the registrant on January 6, 2012)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2012	FIRST FINANCIAL CORPORATION

	By:	/s/ Rodger A. McHargue
Rodger A. McHargue
Secretary and Chief Financial Officer

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